Exhibit 10.1

                                                          CONFORMED COPY



                              FIRST AMENDMENT

          FIRST AMENDMENT, dated as of December 10, 2004, (this "Amendment"), to the Seventh Amended and Restated Credit Agreement, dated as of October 6, 1998, as amended and restated as of February 12, 2004 (as so amended and restated, the "Credit Agreement"), among SPX Corporation, a Delaware corporation (the "Parent Borrower"), the Foreign Subsidiary Borrowers party thereto (together with the Parent Borrower, the "Borrowers"), the several banks and other financial institutions or entities parties thereto (the "Lenders"), The Bank of Nova Scotia, as syndication agent, Bank of America, N.A., Bank One, NA and Wachovia Bank N.A., as documentation agents, and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

                            W I T N E S S E T H

          WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrowers; and

          WHEREAS, the Parent Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be amended in the manner provided for in this Amendment.

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          SECTION 2. Amendments to Section 1.1 of the Credit Agreement. (a) The definition of "Applicable Rate" set forth in Section 1.1 of the Credit Agreement is hereby amended by (i) inserting immediately below the grid entitled "Applicable Rates for Revolving Loans, Swingline Loans and Tranche A Term Loans; Commitment Fee Rate" the following proviso applicable to such grid:

          ; provided that if the Facilities are rated Ba3 or lower by Moody's or BB+ or lower by S&P, each of the Applicable Rates for Eurocurrency Loans and ABR Loans set forth in the preceding grid shall be increased by 0.25% (it being understood and agreed that such ratings shall not affect the foregoing Commitment Fee Rates).

and (ii) deleting therefrom the grid appearing immediately below the caption "Applicable Rates for Tranche B-1 Term Loans" and substituting in lieu thereof the following grid:


---------------------------------- ------------------------------------- -----------------------------
                                      Applicable Rate                       Applicable Rate
 Consolidated Leverage Ratio          for Eurocurrency Loans that are       for ABR Loans that are
                                      Tranche B-1 Term Loans                Tranche B-1 Term Loans
---------------------------------- ------------------------------------- -----------------------------
Greater than or equal to                  2.25%                                1.25%
3.00 to 1.0
        OR
Ratings are Ba3 or lower
by Moody's
      OR
Ratings are BB+ or lower
by S&P
---------------------------------- ------------------------------------- -----------------------------
Greater than or equal to                  2.00%                                1.00%
2.00 to 1.0 and less than
3.00 to 1.0
---------------------------------- ------------------------------------- -----------------------------
Less than 2.00 to 1.0                     2.00%(3)                             1.00%(3)
      OR
Ratings are Ba1 or better
by Moody's and BBB-
or better by S&P(3)
---------------------------------- ------------------------------------- -----------------------------
Less than 2.00 to 1.0                     1.75%(4)                             0.75%(4)
      OR
Ratings are Ba1 or better
by Moody's and BBB- or
better by S&P(4)
---------------------------------- ------------------------------------- -----------------------------

          (b) The definition of "Consolidated Total Debt" set forth in
Section 1.1 of the Credit Agreement is hereby amended by inserting the following proviso immediately before the word "plus" therein:

          , provided that, for purposes of Section 6.8(e), "Consolidated Total Debt" shall be calculated without netting such cash and cash equivalents,

          (c) Section 1.1 of the Credit Agreement is hereby amended by inserting, in proper alphabetical order, the following new defined terms and related definitions:

          "First Amendment": the First Amendment, dated as of December 10, 2004, to this Agreement.

          "First Amendment Effective Date": the date on which the conditions precedent set forth in Section 10 of the First Amendment shall be satisfied, which date is December 22, 2004.

          SECTION 3. Amendment to Section 2.11(b) of the Credit Agreement.
Section 2.11(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

          (b) If on any date any Net Proceeds are received by or on behalf of the Parent Borrower or any Subsidiary in respect of any Prepayment Event, the Parent Borrower shall, within ten Business Days after such Net Proceeds are received, prepay Term Loan Borrowings in an amount equal to the aggregate amount of such Net Proceeds; provided that:

               (i) in the case of any event described in clause (a) or (b) of the definition of the term Prepayment Event, if the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Parent Borrower and the Subsidiaries intend to apply the Net Proceeds from such event ("Reinvestment Net Proceeds"), within 360 days after receipt of such Net Proceeds, to make Permitted Acquisitions or Investments permitted by Section 6.5 or acquire real property, equipment or other assets to be used in the business of the Parent Borrower and the Subsidiaries, and certifying that no Default or Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph (b) in respect of such event except to the extent of any Net Proceeds therefrom that have not been so applied by the end of such 360-day period, at which time a prepayment shall be required in an amount equal to the Net Proceeds that have not been so applied; provided, that, notwithstanding the foregoing, in the case of any event described in clause (A) or (B) below, the Parent Borrower shall, within ten Business Days after receipt of the Net Proceeds (or portion thereof specified in such clauses) in respect of such event, prepay Term Loan Borrowings in an amount equal to such Net Proceeds (or specified portion thereof), and such Net Proceeds may not be treated as Reinvestment Net Proceeds:

                    (A) if, on any date during any fiscal year of the
               Parent Borrower, the aggregate gross proceeds (inclusive of amounts of the type described in the first parenthetical of
               Section 6.6(d) but exclusive of the $1,000,000,000 of Net Proceeds referred to in the proviso below) from Dispositions pursuant to Section 6.6(d) received during such fiscal year exceed 10% of Total Consolidated Assets, then, from and after such date, any Net Proceeds from each subsequent Prepayment Event occurring during such fiscal year resulting from Dispositions pursuant to Section 6.6(d) (and a ratable amount of Net Proceeds from any such Prepayment Event from Dispositions pursuant to Section 6.6(d) that first causes the aforementioned 10% threshold to be exceeded, which ratable amount shall be determined by reference to a fraction, the numerator of which shall be the portion of the gross proceeds from such Prepayment Event representing the excess above such 10% threshold and the denominator of which shall be the aggregate gross proceeds from such Prepayment Event) shall be applied by the Parent Borrower to prepay Term Loan Borrowings, provided that no prepayment shall be required pursuant to this clause (A) in respect of any portion of the up to $1,000,000,000 of the Net Proceeds that have been excluded from the prepayment and reinvestment requirements of this paragraph (b) by the Parent Borrower as provided in clause (ii) below; and

                    (B) if, on any date, any Net Proceeds are received by
               or on behalf of the Parent Borrower or any Subsidiary in respect of any Disposition described in Section 6.6(f), the Parent Borrower shall apply the first $150,000,000 of Net Proceeds from all such Dispositions, in the aggregate, to prepay Term Loan Borrowings to the extent required by clause
               (iii) below.

               (ii) the Parent Borrower may, at its option from time to time after the First Amendment Effective Date upon one or more written notices to the Administrative Agent, exclude up to an aggregate of $1,000,000,000 of Net Proceeds from Dispositions described in Section 6.6(d), from the prepayment requirements of this paragraph (b) and from the reinvestment provision in the foregoing clause (i); and

               (iii) (A) the Parent Borrower shall (except as provided in the next succeeding sentence), within ten Business Days after receipt of any Net Proceeds by or on behalf of the Parent Borrower or any Subsidiary in respect of any Disposition described in Section 6.6(f), prepay Term Loan Borrowings in an amount equal to the first $150,000,000 of such Net Proceeds (and such amount may not be reinvested pursuant to the reinvestment provision in the foregoing clause (i)), and (B) in the case of any Net Proceeds from Dispositions described in Section 6.6(f), after the first $150,000,000 of such Net Proceeds have been applied to prepay Term Loan Borrowings in accordance with the foregoing clause (iii) (A) of this paragraph (b) (or credit for such application shall have been given as provided in the next succeeding sentence), no prepayment or reinvestment shall be required pursuant to this paragraph (b) in respect of such Dispositions described in Section 6.6(f). Notwithstanding the foregoing, in the event that, during the period commencing on the First Amendment Effective Date and ending on the date of consummation of any Disposition described by Section 6.6(f), the Parent Borrower makes any optional prepayments of Term Loan Borrowings and, from time to time by one or more written notices to the Administrative Agent, directs that any such optional prepayment be allocated to Term Loan Borrowings in accordance with the first sentence of Section 2.12(b) and the second sentence of Section 2.12(c) (as amended by the First Amendment) as if such prepayment were a mandatory prepayment, then the amount of such optional prepayment shall be credited against the mandatory prepayment in respect of such Disposition that would otherwise be required by this paragraph (b), it being agreed that once so credited, such optional prepayment amount may not be credited against any other mandatory prepayment required by this paragraph (b) and not more than $150,000,000 in the aggregate of optional prepayments may be credited against mandatory prepayments otherwise required by this paragraph (b).

          SECTION 4. Amendment to Section 2.12(c) of the Credit Agreement.
Section 2.12(c) of the Credit Agreement is hereby amended by deleting the "." at the end of the second sentence thereof and inserting in lieu thereof the following proviso:

     ; provided that, in the case of any mandatory prepayment in respect of a Disposition described in Section 6.6(f) that is allocated to the Tranche A Term Loan Borrowings or the Tranche B-1 Term Loan Borrowings, such prepayment may, at the option of the Parent Borrower upon written notice to the Administrative Agent, be applied to the remaining installments thereof in direct order of maturity.

          SECTION 5. Amendment to Section 5.11(a) of the Credit Agreement.
Section 5.11(a) of the Credit Agreement is hereby amended by deleting the term "Foreign Subsidiary" in each place it appears therein and substituting in lieu thereof the following: "Foreign Subsidiary (or a Subsidiary thereof)".

          SECTION 6. Amendments to Section 6.5 of the Credit Agreement.
Section 6.5 of the Credit Agreement is hereby amended by (a) deleting from paragraph (b) thereof the term "Amendment/Restatement Effective Date" and substituting in lieu thereof the following: "First Amendment Effective Date" and (b) deleting from paragraph (c) thereof the phrase "Investments by Loan Parties" and substituting in lieu thereof the following:
"Investments made by Loan Parties after the First Amendment Effective
Date".

          SECTION 7. Amendments to Section 6.6 of the Credit Agreement.
Section 6.6 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of paragraph (d) thereof, (b) deleting the "." at the end of paragraph (e) thereof and substituting "; and" in lieu thereof and
(c) inserting the following new paragraph (f) immediately after paragraph
(e) thereof:

          (f) Dispositions of (i) the BOMAG group companies engaged in the business of the design, manufacture and sale of heavy and light equipment for soil, asphalt and refuse compaction; the sale of compaction measurement and documentation systems; the related spare parts and service business; and the design, manufacture and sale of machinery for the recycling and stabilization of road beds under repair, pursuant to the International Share Sale Agreement, dated October 28, 2004, as the same may be amended, supplemented, waived or otherwise modified from time to time (except to the extent that any such amendments, supplements, waivers or modifications have the effect of adding to the assets that are subject thereto), between BOMAG Holding GmbH, BOMAG U.L.M. GmbH, Radiodetection Limited, as sellers, and FAYAT SA, as purchaser, and the Parent Borrower, as a guarantor of the sellers; and (ii) the business of providing fire detection, suppression, notification, communication, signaling and other related building life-safety systems, components and services to non-residential facilities; electronic access control and identification card systems; carbon dioxide sensors; and nurse call and educational sound systems, pursuant to the Purchase and Sale Agreement, dated as of November 15, 2004, as the same may be amended, supplemented, waived or otherwise modified from time to time (except to the extent that any such amendments, supplements, waivers or modifications have the effect of adding to the assets that are subject thereto), by and among the Parent Borrower, Edwards Systems Technology, Inc., General Electric Company, and others; provided that all Dispositions permitted by this paragraph (f) shall be made for fair value and for at least 75% cash consideration.

          SECTION 8. Amendments to Section 6.8 of the Credit Agreement. (a)
Section 6.8(e) of the Credit Agreement is hereby amended in its entirety to read as follows:

          (e) (i) from and after the Sixth Amendment/Restatement Effective Date and prior to the First Amendment Effective Date, the Parent Borrower may repurchase its Capital Stock in transactions permitted by
     Section 6.8(e) of the Credit Agreement as in effect immediately prior to the First Amendment Effective Date and (ii) from and after the First Amendment Effective Date, the Parent Borrower may repurchase its Capital Stock, provided that if the Consolidated Leverage Ratio, on a pro forma basis immediately after giving effect to such repurchase (with the reference period for Consolidated EBITDA being the most recent period of four consecutive fiscal quarters for which the relevant financial information is available and with Consolidated Total Debt being calculated without netting cash and cash equivalents) is

               (A) greater than or equal to 2.50 to 1.00, the aggregate amount of such repurchases pursuant to this Section 6.8(e) shall not exceed (x) the sum of (I) $250,000,000 and (II) a positive amount equal to 50% of cumulative Consolidated Net Income during the period from October 1, 2004 to the end of the most recent fiscal quarter for which financial information is available preceding the date of such repurchase (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit) minus (y) an amount equal to the aggregate amount of dividends in excess of $75,000,000 paid by the Parent Borrower in any fiscal year in reliance on Section 6.8(g), and

               (B) less than 2.50 to 1.00, the aggregate amount of such repurchases pursuant to this Section 6.8(e) shall be unlimited.

          (b) Section 6.8(g) of the Credit Agreement is hereby amended by deleting therefrom the words "Section 6.8(e)(ii)(A)(y)" and substituting in lieu thereof the words "Section 6.8(e)(ii)(A)(x)(II)".

          SECTION 9. Amendment to Schedule 6.5 to the Credit Agreement.
Schedule 6.5 to the Credit Agreement is hereby amended in its entirety to read as set forth on Schedule 6.5 attached hereto.

          SECTION 10. Conditions to Effectiveness. This Amendment shall become effective on the date (the "First Amendment Effective Date") on which the Administrative Agent shall have received:

          (a) an executed counterpart of this Amendment from the Parent
     Borrower;

          (b) executed Lender Consent Letters (or facsimile transmissions thereof) from the Required Lenders and the Majority Facility Lenders in respect of each Facility consenting to the execution of this Amendment by the Administrative Agent;

          (c) an executed Acknowledgment and Consent (or a facsimile transmission thereof), in the form set forth at the end of this Amendment from each Loan Party;

          (d) for the account of each Lender that executes and delivers a Lender Consent Letter to counsel to the Administrative Agent on or prior to 5:00 p.m., New York City time, on December 22, 2004, an amendment fee from the Parent Borrower in an amount equal to 0.05% of the sum of each such Lender's Revolving Commitments and Term Loans then outstanding; and

          (e) all fees required to be paid, and all reasonable out-of-pocket expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the First Amendment Effective Date.

          SECTION 11. Representations and Warranties. The representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the First Amendment Effective Date.

          SECTION 12. Payment of Expenses. The Parent Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

          SECTION 13. Reference to and Effect on the Loan Documents. On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents. Except as expressly amended herein, all of the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

          SECTION 14. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Parent Borrower and the Administrative Agent.

          SECTION 15. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.



                                SPX CORPORATION


                                By:   /s/ Patrick O' Leary
                                      ----------------------------
                                      Name:  Patrick O' Leary
                                      Title: Executive Vice President,
                                      Treasurer and Chief Financial Officer


                                JPMORGAN CHASE BANK, N.A.
                                (formerly JPMorgan Chase Bank), as
                                Administrative Agent


                                By:   /s/ Marian Schulman
                                      ----------------------------
                                      Name:  Marian Schulman
                                      Title: Managing Director